SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

__________________

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  March 25, 2010

THE FEMALE HEALTH COMPANY
(Exact name of registrant as specified in its charter)

Wisconsin
(State or other jurisdiction of incorporation)

1-13602	39-1144397
(Commission File Number)	(I.R.S. Employer I.D. Number)

515 North State Street Suite 2225 Chicago, Illinois	60654
(Address of Principal Executive Offices)	(Zip Code)

312-595-9123
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 5 – Corporate Governance and Management

Item 5.07   Submission of Matters to a Vote of Security Holders

The Female Health Company (the "Company") held the 2010 Annual Meeting of its shareholders on March 25, 2010.  At the meeting, shareholders were asked to elect O.B. Parrish, Mary Ann Leeper, Ph.D., William R Gargiulo, Jr., Stephen M. Dearholt, David R. Bethune, Michael R. Walton, Richard E Wenninger and Mary Margaret Frank, Ph.D. to the Board of Directors to serve until the 2011 Annual Meeting and to ratify the appointment of McGladrey & Pullen LLP as the Company's independent public accountants for the fiscal year ending September 30, 2010.  The results of the shareholder voting are listed below.

Matter Voted On	For	Against	Withheld	Abstentions

O.B. Parrish	12,631,430	-	256,765	-
Mary Ann Leeper, Ph.D.	12,272,812	-	615,382	-
William R. Gargiulo, Jr.	12,555,355	-	332,839	-
Stephen M. Dearholt	12,649,364	-	238,830	-
David R. Bethune	12,611,737	-	276,457	-
Michael R. Walton	12,649,764	-	238,430	-
Richard E. Wenninger	12,656,027	-	232,167	-
Mary Margaret Frank, Ph.D.	12,659,901	-	228,293	-
Ratification of Independent Public Accountants	15,575,230	36,971	-	68,850

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE FEMALE HEALTH COMPANY
Date:  March 30, 2010
BY /s/ O.B. Parrish
            O.B. Parrish, Chairman of the Board
            and Chief Executive Officer